                                                                     EXHIBIT 1.1

                            Nuveen Investments, Inc.

                                  $550,000,000

     $250,000,000 aggregate principal amount of 5.00% Senior Notes due 2010

     $300,000,000 aggregate principal amount of 5.50% Senior Notes due 2015

                             Underwriting Agreement

                                                              New York, New York
                                                               September 7, 2005

To the Representatives
named in Schedule I
hereto of the Under-
writers named in
Schedule II hereto

Ladies and Gentlemen:

     Nuveen Investments, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the "Securities"), to be issued under an indenture to be dated as of September 12, 2005, as supplemented by a supplemental indenture to be dated as of September 12, 2005 (the "Indenture") between the Company and The Bank of New York Trust Company, N.A., as trustee (the "Trustee"). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

          1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
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                                                                               2


          (a) The Registration Statement has been filed with the Commission and has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued, and no notice has been received from the Commission by the Company that any proceedings for such purpose are pending or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Final Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Final Prospectus comply and, as amended or supplemented, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Final Prospectus does not contain and, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, earnings or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

          (d) Each Investment Advisory Subsidiary (as defined below) and each Significant Subsidiary of the Company (as that term is defined under Regulation S-X promulgated under the Exchange Act) (together with the Investment Advisory Subsidiaries, the "Significant Subsidiaries") has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires
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     such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, or the substantive equivalent thereto, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except in each case as would not cause a Material Adverse Effect.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The Indenture has been duly authorized and on the Closing Date will have been duly executed and delivered, will have been duly qualified under the Trust Indenture Act, and will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

          (g) On the Closing Date, the Securities will have been duly authorized by the Company and, when executed, authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

          (h) Except as disclosed in the Final Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene (i) any provision of applicable law or (ii) the certificate of incorporation or by laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of (i),
     (iii), and (iv) as would not have a Material Adverse Effect, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, except those which have been obtained or made, and except such as may be required by
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                                                                               4


     the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except those for which the failure to obtain, individually or in the aggregate, would not have a Material Adverse Effect.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (j) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (k) Each Preliminary Final Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied as to form when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (l) Except as disclosed in the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

          (m) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent any such default would not, individually or in the aggregate, have a Material Adverse Effect.

          (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock (other than open market
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                                                                               5


     repurchases pursuant to its open market repurchase program), nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock or any increase in short term debt or long term debt of the Company and its subsidiaries, except in each case as described in the Final Prospectus or as contemplated by the offerings and transactions that are described therein.

          (o) The Company and its Significant Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Final Prospectus.

          (p) The Company and its subsidiaries, either directly or through a subsidiary or subsidiaries, own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary for the conduct of the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (q) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

          (r) The Company and its subsidiaries possess all material
     certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings
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                                                                               6


     relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Final Prospectus.

          (s) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (t) Except as described in the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any securities of the same or similar class as the Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

          (u) KPMG LLP, whose report is incorporated by reference in the Final Prospectus, has notified us that it is an independent registered public accounting firm with respect to the Company and its combined subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its combined subsidiaries (including the related notes) incorporated in the Registration Statement and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act.

          (v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or
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                                                                               7


     approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect.

          (w) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (x) Except in each case as would not reasonably be expected to have a Material Adverse Effect: Each of Rittenhouse Asset Management Inc., NWQ Investment Management Company LLC, Symphony Asset Management Inc., Nuveen Asset Management, Inc., Nuveen Investments Advisers and Nuveen Investments Institutional Services Group, LLC (together, the "Investment Advisory Subsidiaries") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and none of the Investment Advisory Subsidiaries is prohibited by any provision of the Advisers Act or the 1940 Act, or the respective rules and regulations thereunder, from acting as an investment adviser. The Investment Advisory Subsidiaries are the only direct or indirect subsidiaries of the Company required to be registered as investment advisers under the Advisers Act. Each of the Investment Advisory Subsidiaries is duly registered, licensed or qualified as an investment adviser in each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring any such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance. None of the Company or its other direct or indirect subsidiaries is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

          (y) Nuveen Investments, LLC (the "Broker-Dealer Subsidiary") is duly registered, licensed or qualified as a broker-dealer under the Exchange
     Act, and under the securities laws of each jurisdiction where the conduct of its business requires such registration and is in compliance with all federal, state and foreign laws requiring such registration, licensing or qualification or is subject to no material liability or disability by reason of the failure to be so registered, licensed or qualified in any such jurisdiction or to be in such compliance. The Broker-Dealer Subsidiary is a member in good standing of NASD and each other self regulatory organization where the conduct of its business requires such membership. Neither the Company nor any of the Company's other direct or
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                                                                               8


     indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or such other subsidiaries conduct business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified except where the failure to be so registered, licensed or qualified would not have a Material Adverse Effect.

          (z) Each of the Investment Advisory Subsidiaries and the Broker-Dealer Subsidiary is, has been and will upon consummation of the transactions contemplated herein be, in compliance with, and each such entity has received no notice of any kind of any violation of, (A) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities, as the case may be, and
     (B) all other laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect.

          (aa) Each investment advisory agreement between the Company and any Investment Advisory Subsidiary on the one hand and any advisory client or private client on the other is a legal and valid obligation of the Company and/or an Investment Advisory Subsidiary, as applicable, and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Investment Advisory Subsidiary is, to the knowledge of the Company, in breach or violation of or in default under any such agreement, which breach, violation or default would individually or in the aggregate have a Material Adverse Effect.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in
Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter's name in Schedule II hereto.

          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective
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                                                                               9


accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

          5. Agreements. The Company agrees with the several Underwriters that:

          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
     (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will
     (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

          (g) Prior to the date hereof, the Company has not taken, and from the date hereof to the Closing Date, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any debt security of the Company to facilitate the sale or resale of the Securities.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Final Prospectus, and any supplement thereto, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Winston & Strawn LLP, counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming that the Indenture is the valid and legally binding obligation of the Trustee, the Indenture constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Securities have been duly authorized by the Company and, when executed by the Company and authenticated and issued in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law);

               (iii) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus will not be, required to register as an "investment company" as such term is defined in the 1940 Act; and

               (iv) the Registration Statement and the Final Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

               In the course of such counsel's review of the contents of the Registration Statement and its participation in the preparation of the Final Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein, as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that
          (i) the Registration Statement or the Final Prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Final Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may rely, without independent verification, as to matters of fact, to the extent they deem appropriate, on the representations of the Company contained herein and on certificates of responsible officers of the Company and public officials. Such opinion will be limited to the laws of the State of New York, the federal laws of the United States and the General Corporation Law of the State of Delaware, and such counsel will express no opinion as to the effect on the matters covered by such opinion of the laws of any other jurisdiction. Such opinion may also state that such counsel acted as special counsel to the Company in connection with the offering of the Securities contemplated hereby and did not act, and has not acted, as the Company's regular outside counsel. References to the Final Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

          (c) The Underwriters shall have received on the Closing Date an opinion of Alan G. Berkshire, Esq., General Counsel to the Company, dated the Closing Date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (ii) each Significant Subsidiary of the Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the requisite power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

               (iii) to such counsel's knowledge and other than as set forth in the Final Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

               (iv) each of the Investment Advisory Subsidiaries is duly registered as an investment adviser under the Advisors Act. To such counsel's knowledge, none of the Company or its subsidiaries other than the Investment Advisory Subsidiaries is required to be registered, licensed, or qualified as an investment adviser under the Advisers Act and the rules and regulation of the Commission promulgated thereunder or under applicable state laws, except where any failure to be so registered, licensed, or qualified would not have a Material Adverse Effect. To such counsel's knowledge, each of the Investment Advisory Subsidiaries is in compliance with the Advisers Act and applicable state laws, regulations, ordinances and rules applicable to it or its operations relating to investment advisory activities except where any failure by any such Investment Advisory Subsidiary to comply with any such law, regulation, ordinance or rule would not have a Material Adverse Effect.

               (v) to the knowledge of such counsel, neither the Company nor any Investment Advisory Subsidiary is in breach or violation of or in default under any investment advisory contract which would individually or in the aggregate have a have a Material Adverse Effect;

               (vi) the Broker-Dealer Subsidiary is duly registered, licensed or qualified as a broker-dealer under the Exchange Act and in each Jurisdiction where the conduct of its business requires registration, licensing or qualification, except to the extent that the failure to be so registered, licensed or qualified would not have a Material Adverse Effect. None of the Company or its subsidiaries, other than the Broker-Dealer Subsidiary, is required to be registered, licensed or qualified as a broker-dealer under the Exchange Act and the rules and regulations of the Commission promulgated thereunder or under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it conducts business, except where any failure to be so registered, licensed, or qualified would not have a Material Adverse Effect. Each of the Company and the Broker-Dealer Subsidiary is in compliance with all laws, regulations, ordinances and rules (including those of any self regulatory organizations) as applicable to it or its operations relating to broker-dealer activities except where any failure to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect;

               (vii) except as disclosed in the Final Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any U.S. federal, State of Illinois or State of

          Delaware governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except those which have been obtained or made, and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities (it being understood that this opinion is limited to those consents, approvals, authorizations, orders, and qualifications that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement); and

               (viii) the Registration Statement and the Final Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) appear on their face to be responsive as to form in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

               In the course of such counsel's participation in the preparation of the Registration Statement and Final Prospectus and review and discussion of the contents thereof, although such counsel has not independently checked or verified, and is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness thereof, or otherwise verified the statements made therein (it being understood that such counsel has prepared and reviewed the disclosures included in the Final Prospectus under the caption "Business--Regulatory," and incorporated by reference in the Final Prospectus under the caption "Legal Proceedings" in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and under the caption "Legal Proceedings" in the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2005), as of the Closing Date no facts have come to the attention of such counsel that cause such counsel to believe that (i) the Registration Statement or the prospectus included therein (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) on the date the Registration Statement became effective and as of the date of this Agreement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Final Prospectus (except for the financial statements and related notes and other financial or statistical data included therein or omitted therefrom, as to which such counsel need not comment) as of its date or as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinion, such counsel may rely, without independent verification, (x) as to matters of fact, to the extent he deems appropriate, on certificates of responsible officers of the Company and public officials, and (y) as to matters involving the application of any jurisdiction other than the State of Illinois, the federal laws of the United States and the General Corporation Law of the State of Delaware, to the extent he deems appropriate and specified in such opinion, upon the opinion of other counsel of good standing whom he reasonably believes to be reliable and who are reasonably satisfactory to counsel for the Underwriters. References to the Final Prospectus in this paragraph (c) shall also include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President or any Senior Vice President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (f) The Company shall have requested and caused KPMG LLP, independent registered public accountants, to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent registered public accountants with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted thereunder by the Commission and the Public Company Accounting Oversight Board (United States) (the "PCAOB") and that they have performed the procedures specified by the PCAOB for a review of the unaudited interim financial information of the Company for the three-month periods ended March 31, 2005 and 2004, and the three-month and six-month periods ended June 30, 2005 and 2004, in accordance with Statement on Auditing Standards No. 100, and stating in effect, except as provided in
     Schedule I hereto, that:

               (i) in their opinion the audited consolidated financial statements incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, of the unaudited condensed consolidated financial information for the three-month periods ended March 31, 2005 and 2004, and the three-month and six-month periods ended June 30, 2005 and 2004; carrying out certain specified procedures (but not an examination in accordance with the standards of the PCAOB) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the directors and compensation and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

                    (1) any unaudited condensed consolidated financial
               statements incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Exchange

               Act as it applies to Form 10-Q and the related rules and regulations adopted by the Commission; or that any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (2) with respect to the period subsequent to June 30, 2005, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or in the capital stock or consolidated short-term obligations of the Company, or that there was any decrease in consolidated net assets or stockholders' equity of the Company as compared with the amounts shown on the June 30, 2005 consolidated balance sheet incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from July 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year in the total or per share amounts of income or of net income, in consolidated total revenues, income before taxes or net income or earnings per common share of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                    (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 402 (Executive Compensation), is not in conformity with the applicable disclosure requirements of Regulation S-K.

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in
          Exhibit 12 to the Registration Statement, including the information set forth under the captions "Prospectus Supplement Summary", "Risk Factors", "Use of Proceeds", "Capitalization", "Ratio of Earnings to Fixed Charges", "Selected Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Final Prospectus, the information included or incorporated by reference in Items 1, 5, 6, 7 and 12 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final

          Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause
     (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (j) The Company shall use the proceeds of the offering of the Securities to repay outstanding borrowings under the $750 million Bridge Credit Agreement dated as of April 1, 2005 among the Company, various financial institutions party thereto, Citicorp North America, Inc., as administrative agent and Citigroup Global Markets, Inc., as arranger.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York, 10016, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

          8. Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and provided, further, that the foregoing indemnity obligations with respect to the Preliminary Final Prospectus shall not inure to the benefit of the Underwriters, or any person controlling the Underwriters within the meaning of the securities laws if a copy of the Final Prospectus (as then amended or supplemented) was not sent or given by or on behalf of the Underwriters to the person asserting such losses, claims, damages or liabilities who purchased the Securities from the Underwriters, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Final Prospectus (as then amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5(d) hereof.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party
     (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled, in its sole discretion, to assume the defense of such claim and to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party,
     (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise, judgment or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a), (b) or
     (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities within 36 hours of such default, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five

Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or
(iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to each of (a) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and (b) UBS Securities LLC, Fixed Income Syndicate (fax no.: (203) 719-0495) and confirmed to the Fixed Income Syndicate, UBS Securities LLC, at 677 Washington Boulevard, Stamford, Connecticut, 06901; or, if sent to the Company, will be mailed, delivered or telefaxed to Nuveen Investments, Inc. General Counsel (fax no.: (312) 917-7952) and confirmed to it at Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois, 60606,
Attention: Alan G. Berkshire, Esq.

          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

          "Basic Prospectus" shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Securities Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

          18. No fiduciary duty. The Company hereby acknowledges that (a) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Company on related or other matters).

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                        Very truly yours,

                                        Nuveen Investments, Inc.


                                        By: /s/ Alan G. Berkshire
                                            ------------------------------------
                                            Name: Alan G. Berkshire
                                            Title: Senior Vice President

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

Citigroup Global Markets Inc.
UBS Securities LLC

By: Citigroup Global Markets Inc.


By: /s/ Kevin Deignan
    ---------------------------------
    Name: Kevin Deignan
    Title: Director


By:  UBS Securities LLC


By: /s/ Scott Yeager
    ---------------------------------
    Name: Scott Yeager
    Title: Managing Director


By: /s/ Michael Ravanesi
    ---------------------------------
    Name: Michael Ravanesi
    Title: Director

For themselves and the other several Underwriters named in Schedule II to the foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated September 7, 2005

Registration Statement No. 333-123101

Representatives:           Citigroup Global Markets Inc.
                           UBS Securities LLC

Title, Purchase Price and Description of Securities:

Title: 5.00% Senior Notes due 2010 (the "2010 Notes") 5.50% Senior Notes due 2015 (the "2015 Notes")

Principal amount:          2010 Notes - $250,000,000
                           2015 Notes - $300,000,000

Purchase price (include
accrued interest or
amortization, if any):     2010 Notes - 99.124%
                           2015 Notes - 98.848%

Sinking fund provisions:   None

Redemption provisions:     As described in Final Prospectus.

Other provisions:          As described in Final Prospectus.

Closing Date, Time and Location: September 12, 2005 at 10:00 a.m. at Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10016

Type of Offering: Non-delayed

Date referred to in Section 5(f) after which the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the
Representatives: September 12, 2005

                                   SCHEDULE II

                                              PRINCIPAL AMOUNT
                                        ---------------------------
UNDERWRITERS                             2010 NOTES     2015 NOTES
------------                            ------------   ------------
Citigroup Global Markets Inc. .......   $ 90,000,000   $108,000,000
UBS Securities LLC...................     90,000,000    108,000,000
A.G. Edwards & Sons, Inc. ...........      8,750,000     10,500,000
Banc of America Securities LLC.......      8,750,000     10,500,000
BNY Capital Markets, Inc. ...........      8,750,000     10,500,000
Goldman, Sachs & Co. ................      8,750,000     10,500,000
HSBC Securities (USA) Inc. ..........      8,750,000     10,500,000
J.P. Morgan Securities Inc. .........      8,750,000     10,500,000
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .....................      8,750,000     10,500,000
Morgan Stanley & Co. Incorporated....      8,750,000     10,500,000
                                        ------------   ------------
   Total.............................   $250,000,000   $300,000,000
                                        ============   ============